Exhibit 10.42

                                                                  EXECUTION COPY

                          EIGHTH SUPPLEMENTAL INDENTURE

      EIGHTH SUPPLEMENTAL INDENTURE, dated as of March 1, 2002, among Atlantic Express Transportation Corp., a New York corporation (the "Company"), the Guarantors named herein, as guarantors, and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

                        WHEREAS, the Company has duly issued its 10 3/4% Senior Secured Notes due 2004 (the "Securities"), in the aggregate principal amount of $150,000,000 pursuant to an Indenture dated as of February 4, 1997, among the Company, the Guarantors named therein and the Trustee, as amended by the First Supplemental Indenture thereto dated as of August 14, 1997, the Second Supplemental Indenture thereto dated as of December 12, 1997, the Third Supplemental Indenture thereto dated as of October 28, 1998, the Fourth Supplemental Indenture thereto dated as of April 28, 1999, the Fifth Supplemental Indenture thereto dated as of December 20, 2000, the Sixth Supplemental Indenture thereto dated as of August 15, 2001 and the Seventh Supplemental Indenture thereto dated as of February 26, 2002 (as so amended, the "Indenture"), and the Securities in the principal amount of $120,000,000 are outstanding on the date hereof; and

      WHEREAS, the Company proposes to amend its existing Revolving Credit Facility by increasing the maximum principal amount of indebtedness permitted under the Revolving Credit Facility from $125.0 million to $143.0 million (the "Amendment"); and

      WHEREAS, in connection with the Amendment, the Company proposes to incur additional indebtedness in a maximum aggregate initial principal amount or initial issue price of up to $18.0 million including any increase in the principal amount of such indebtedness resulting from any accrual, compounding or payment-in-kind of interest under such indebtedness which is not paid currently in cash or which is added to the principal amount of such indebtedness plus all other accrued and unpaid interest, fees and other obligations owed under the Revolving Credit Facility; and

      WHEREAS, Section 9.2 of the Indenture provides that the Company and the Trustee may amend any provision of the Indenture (other than certain provisions enumerated in Section 9.2 of the Indenture, none of which provisions are implicated hereby) with the written consent of the Holders (as defined in the Indenture) of at least a majority of the aggregate principal amount of the then outstanding Securities and execute a supplemental indenture; and

      WHEREAS, the Company solicited, and has received, consents upon the terms and subject to the conditions set forth in the Consent Solicitation Statement dated February 15, 2002 (the "Statement") and the accompanying Consent Letter (the "Consent Letter"), from Holders representing at least a majority in aggregate principal amount of its outstanding Securities to certain amendments described therein to the Indenture; and

      WHEREAS, it is provided in Section 9.4 of the Indenture that a supplemental indenture becomes effective in accordance with its terms and thereafter binds every Holder;

      NOW, THEREFORE, the parties hereto agree as follows:


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SECTION 1. DEFINITIONS.

      Capitalized terms not defined herein shall have the meaning given to such terms in the Indenture.

SECTION 2. AMENDMENTS TO THE INDENTURE.

      Section 2.1 Amendment to the definition of "Permitted Affiliate Transactions."

      The definition of "Permitted Affiliate Transactions" as set forth in
Section 1.1 of the Indenture is hereby amended and restated to read in its entirety as follows:

      "Permitted Affiliate Transactions" means (i) employment agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business with the approval of a majority of the disinterested members of the Company's Board of Directors; (ii) transactions between or among the Company and its 90% Owned Subsidiaries; (iii) reasonable and customary fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary as determined in good faith by a majority of the disinterested directors of the Company's Board of Directors or, if none, unanimously by such Board of Directors; (iv) the "Park & Ride Lease" between Showplace Bowling Center Inc., as lessor, and Atlantic Express Coachways Inc., as lessee, and the lease between Dom-Rich Associates, Inc., as lessor, and Staten Island Bus, Inc., as lessee, in each case in effect as of the Closing Date; (v) annual premiums paid to Atlantic North Casualty Company, in the ordinary course of business, for insurance; provided, that such premiums do not exceed the annual aggregate deductibles on the Company's insurance policies then in effect; and (vi) the execution, delivery and performance of any documents, and the incurrence and payment of obligations in respect of borrowings, interest, expenses, fees, the grant of security interests in the assets of the Company and its Restricted Subsidiaries and guarantees, in connection with, and including, the amendment to the Revolving Credit Facility pursuant to which the maximum principal amount permitted to be borrowed thereunder is increased from $125.0 million to $143.0 million (including any increase in the principal amount of such Indebtedness resulting from any accrual, compounding or payment-in-kind of interest under such Indebtedness which is not paid currently in cash or which is added to the principal amount of such Indebtedness), notwithstanding that any Affiliate of the Company may be a party to the Revolving Credit Facility or to any transaction or payment pursuant to or in connection with the Revolving Credit Facility, including the amendment thereof as aforesaid.

      Section 2.2 Amendment to the definition of "Revolving Credit Facility."

      The definition of "Revolving Credit Facility" as set forth in Section 1.1 of the Indenture is hereby amended and restated to read in its entirety as follows:

      "Revolving Credit Facility" means that certain credit facility dated December 22, 2000, as amended through and as of March 1, 2002, by and between Congress Financial Corporation, as lender, the Company and those Subsidiaries of the Company named therein, as borrowers, and the Restricted Subsidiaries, as guarantors, in the maximum principal amount of up to $143.0 million including any increase in the principal amount of such Indebtedness resulting from any accrual, compounding or payment-in-kind of interest under such Indebtedness


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which is not paid currently in cash or which is added to the principal amount of such Indebtedness, and as the same may be further amended, modified, renewed, refunded, replaced or refinanced from time to time, including (i) any related notes, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, and (ii) any notes, guarantees, collateral documents, instruments and agreements executed in connection with such amendment, modification, renewal, refunding, replacement or refinancing.

      Section 2.3 Amendment to the "Limitation on Incurrence of Indebtedness" Covenant.

            Section 4.9(b)(i) of the Indenture is hereby amended and restated to read in its entirety as follows:

            (b) The limitations of Section 4.9(a) shall not prohibit the incurrence of:

                  (i) Indebtedness under the Revolving Credit Facility,
            provided, that the aggregate principal amount of Indebtedness so incurred on any date, together with all other Indebtedness incurred pursuant to this clause (i) and outstanding on such date, shall not exceed $143.0 million including any increase in the principal amount of such Indebtedness resulting from any accrual, compounding or payment-in-kind of interest under such Indebtedness which is not paid currently in cash or which is added to the principal amount of such Indebtedness plus all other accrued and unpaid interest, fees and other obligations owed under the Revolving Credit Facility, less any repayments thereunder pursuant to Section 4.10 hereof.

SECTION 3. EFFECTIVE DATE.

            This Eighth Supplemental Indenture shall become effective on the date hereof.

SECTION 4. MISCELLANEOUS.

      Section 4.1 Governing Law.

            THIS EIGHTH SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY AND EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY


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OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY
SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY AND EACH GUARANTOR IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS SET FORTH IN THE INDENTURE, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY OR ANY GUARANTOR IN ANY OTHER JURISDICTION.

      Section 4.2 Continuing Agreement.

            Except as herein amended, all terms, provisions and conditions of the Indenture, all Exhibits thereto and all documents executed in connection therewith shall continue in full force and effect and shall remain enforceable and binding in accordance with their terms.

      Section 4.3 Conflicts.

            In the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this Eighth Supplemental Indenture, then the terms and conditions of this Eighth Supplemental Indenture shall prevail.

      Section 4.4 Counterpart Originals.

            The parties may sign any number of copies of this Eighth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

      Section 4.5 Headings, Etc.

            The headings of the Sections of this Eighth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

      Section 4.6 Trustee's Disclaimer.

            The recitals contained herein shall be taken as the statements of the Company and the Guarantors and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Eighth Supplemental Indenture.

                         [Signatures on following pages]


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

                                   SIGNATURES

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Eighth Supplemental Indenture as of the date first written above.

                                   ATLANTIC EXPRESS TRANSPORTATION CORP.

                                     By: /s/ Domenic Gatto
                                        ---------------------------------------
                                        Name:  Domenic Gatto
                                        Title: President

Attest:

/s/ Alan Rubinfeld
------------------------------
Name:  Alan Rubinfeld
Title: Chief Financial Officer

GUARANTORS:

AIRPORT SERVICES, INC.                       BROOKFIELD TRANSIT INC.
AMBOY BUS CO., INC.                          CENTRAL NEW YORK
ATLANTIC-CHITTENANGO REAL                      COACH SALES & SERVICE, INC.
  PROPERTY CORP.                             COURTESY BUS CO., INC.
ATLANTIC-CONN. TRANSIT, INC.                 FIORE BUS SERVICE, INC.
ATLANTIC EXPRESS COACHWAYS, INC.             GROOM TRANSPORTATION, INC.
ATLANTIC EXPRESS NEW                         G.V.D. LEASING CO., INC.
  ENGLAND, INC.                              JAMES MCCARTY LIMO SERVICE, INC.
ATLANTIC EXPRESS OF                          JERSEY BUS SALES, INC.
  CALIFORNIA, INC.                           JERSEY BUSINESS LAND CO. INC.
ATLANTIC EXPRESS OF                          K. CORR, INC.
  ILLINOIS, INC.                             MCINTIRE TRANSPORTATION, INC.
ATLANTIC EXPRESS OF L.A. INC.                METRO AFFILIATES, INC.
ATLANTIC EXPRESS OF                          METROPOLITAN ESCORT SERVICE, INC.
  MISSOURI, INC.                             MERIT TRANSPORTATION CORP.
ATLANTIC EXPRESS OF NEW                      MIDWAY LEASING INC.
  JERSEY, INC.                               MOUNTAIN TRANSIT, INC.
ATLANTIC EXPRESS OF                          RAYBERN BUS SERVICE, INC.
  PENNSYLVANIA,  INC.                        RAYBERN CAPITAL CORP.
ATLANTIC EXPRESS OF SOUTH                    RAYBERN EQUITY CORP.
  CAROLINA, INC.                             R. FIORE BUS SERVICE, INC.
ATLANTIC-HUDSON, INC.                        ROBERT L. MCCARTHY & SON, INC.
ATLANTIC MEDFORD, INC.                       STATEN ISLAND BUS, INC.
ATLANTIC PARATRANS, INC.                     TEMPORARY TRANSIT SERVICE, INC.
ATLANTIC PARATRANS OF                        T-NT BUS SERVICE, INC.
  ARIZONA, INC.                              TRANSCOMM, INC.
ATLANTIC PARATRANS OF                        WINSALE, INC.
  COLORADO, INC.                             WRIGHTHOLM BUS LINE, INC.
ATLANTIC PARATRANS OF                        180 JAMAICA CORP.
  KENTUCKY  INC.                             201 WEST SOTELLO REALTY, INC.
ATLANTIC PARATRANS OF NYC, INC.
ATLANTIC PARATRANS OF
  PENNSYLVANIA, INC.
ATLANTIC TRANSIT, CORP.
BLOCK 7932, INC.

                                        By: /s/ Domenic Gatto
                                            -------------------------------
                                            Name:  Domenic Gatto
                                            Title: President

                                        THE BANK OF NEW YORK, as Trustee

                                        By: /s/ Julie Salovitch-Miller
                                            -------------------------------
                                            Name:  Julie Salovitch-Miller
                                            Title: Vice President